Exhibit 10.3

AMENDMENT NO. 7 TO THE

AIR PRODUCTS AND CHEMICALS, INC.

RETIREMENT SAVINGS PLAN

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”); and

WHEREAS, pursuant to Plan Section 7.01 the Plan may be amended at anytime; and

WHEREAS, effective May 31, 2013, the Company will purchase the outstanding stock of EPCO Carbon Dioxide Products, Inc. and in connection with such stock acquisition will hire certain employees of EPCO Carbon Dioxide Products, Inc.; and

WHEREAS, the former employees of EPCO Carbon Dioxide Products, Inc. who are hired by the Company in connection with the stock acquisition will not participate in the Plan until 30 days after the purchase of the outstanding stock of EPCO Carbon Dioxide Products, Inc.; and

WHEREAS, the Company desires to amend the Plan to reflect that employees of EPCO Carbon Dioxide Products, Inc. hired in connection with the purchase of the outstanding stock of EPCO Carbon Dioxide Products, Inc. shall not be eligible to become Core Contribution Participants until July 1, 2013.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2.15 shall be amended to read as follows:

“2.15 Core Contribution Participant shall mean an Electing Employee or a salaried Employee whose Employment Commencement Date or Reemployment Commencement Date occurs after October 21, 2004, or who otherwise becomes a salaried Employee after such date, a non-union hourly Employee whose Employment Commencement Date or Reemployment Commencement date occurs after February 1, 2011, or an employee who otherwise becomes a non-union hourly Employee after February 1, 2011 provided such employee is not accruing benefits in the Hourly Pension Plan. With respect to Employees who were employed by EPCO Carbon Dioxide Products, Inc. on May 31, 2013 and who were hired by the Company on June 1, 2013, such Employees shall become a Core Contribution Participant effective July 1, 2013.”

2.	In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Senior Vice President, General Counsel and Chief Administrative Officer to execute this Seventh Amendment to the Plan on this              day of May 2013.

AIR PRODUCTS AND CHEMICALS, INC.

By:
Senior Vice President, General Counsel and
Chief Administrative Officer